1 Q1-22 Financial Highlights1 Q1-22 Business Segment Highlights1,2(B) Consumer Banking Global Wealth and Investment Management Global Banking Global Markets Bank of America Reports Q1-22 Net Income of $7.1 Billion; EPS of $0.80 Average Loan Balances up $70 Billion to $978 Billion; Average Deposits up $240 Billion to $2.0 Trillion Third Consecutive Quarter of Operating Leverage(A) See page 10 for endnotes. Amounts may not total due to rounding. 1 Financial Highlights and Business Segment Highlights are compared to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted. 2 The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis. 3 Average loans and leases were $22B and $33B for Q1-22 and Q1-21. Excluding PPP loan balances of $2B and $14B, average loan balances were $19B for both periods. 4 Represents the percentage of Consumer checking accounts that are estimated to be the customers' primary account based on multiple relationship factors (e.g., linked to their direct deposit). 5 Average loans and leases were $978B and $908B for Q1-22 and Q1-21. Excluding PPP loan balances of $4B and $23B, average loan balances were $974B and $885B for the same periods. 6 Source: Dealogic as of April 1, 2022. 7 Return on average tangible common shareholders’equity ratio represents a non-GAAP financial measure. For more information, see page 18. • Net income of $7.1 billion, or $0.80 per diluted share • Pretax income declined 14% to $7.9 billion reflecting a smaller reserve release than Q1-21(C) – Pretax, pre-provision income(D) increased 8% to $7.9 billion • Revenue, net of interest expense, increased 2% to $23.2 billion – Net interest income (NII)(E) up $1.4 billion, or 13%, to $11.6 billion, driven by strong deposit growth and investment of excess liquidity, loan growth and benefits from higher long-end interest rates – Noninterest income declined $968 million, or 8%, to $11.7 billion, primarily driven by lower investment banking revenue • Provision for credit losses of $30 million increased $1.9 billion – Net reserve release of $362 million vs. $2.7 billion in Q1-21(C) – Net charge-offs declined 52% from Q1-21 • Noninterest expense decreased 1% to $15.3 billion • Average loan and lease balances up $70 billion, or 8%, to $978 billion led by strong commercial loan growth as well as higher consumer balances; excluding Paycheck Protection Program (PPP), loans grew $89 billion5 • Average deposits up $240 billion, or 13%, to $2.0 trillion • Average Global Liquidity Sources rose $106 billion, or 11%, to $1.1 trillion(F) • Common equity tier 1 (CET1) ratio 10.4% (Standardized)(G); returned $4.4 billion to shareholders through common stock dividends and share repurchases • Return on average common shareholders' equity ratio of 11.0%; return on average tangible common shareholders' equity ratio of 15.5%7 • Net income of $1.6 billion • Sales and trading revenue down 7% to $4.7 billion, including net debit valuation adjustment (DVA) gains of $69 million; Fixed Income Currencies and Commodities (FICC) revenue of $2.7 billion and Equities revenue of $2.0 billion • Excluding net DVA(H), sales and trading revenue down 8% to $4.7 billion; FICC down 19% to $2.6 billion; Equities up 9% to $2.0 billion • Zero days of trading losses in Q1-22 From Chair and CEO Brian Moynihan: “We achieved solid first-quarter results earning $7.1 billion, continuing the momentum from record net income in 2021. Across our businesses, ongoing organic growth combined with good expense management drove operating leverage for the third consecutive quarter. Year over year we grew loans $70 billion and deposits by $240 billion. Our teammates supported our clients while managing through the impacts of the pandemic, war in Ukraine, and an evolving rate environment. Our strong first quarter client activity drove results that allow us to deliver for shareholders while continuing to invest in our people, businesses, and communities.” • Net income of $1.1 billion • Client balances of more than $3.7 trillion, up $234 billion, or 7%, driven by net client flows and higher market valuations • Deposits up 18% to $385 billion • Organic Client Growth – AUM balances of $1.6 trillion, up 7%; $64 billion of AUM flows since Q1-21 – Average loan and lease balances up 12% to $211 billion; 48 consecutive quarters of average loan and lease balance growth – Merrill Wealth Management added ~6,900 net new households; Private Bank added ~830 net new relationships • Net income of $1.7 billion • No. 3 in investment banking fees with 6.9% market share, up 60bps6 • Total investment banking fees (excl. self-led) of $1.5 billion, decreased 35%, as industry-wide underwriting activity retreated from record levels; Advisory fees of $473 million, up 18% • Deposits up 11% to $540 billion • Organic Client Growth – Ending period loans and leases of $367 billion up $41 billion, or 13% – Global Transaction Services revenue of $2.1 billion up $383 million, or 22% • Net income of $3.0 billion • Record deposit balances up 14% to more than $1 trillion • In Small Business, record deposit balances up 21% to $172 billion; average loans and leases, excluding PPP, up 4% to $19 billion3 • Organic Client Growth – Added ~228,000 net new Consumer checking accounts from Q4-21; Record 34.8 million accounts with 92% being primary4 – Record Consumer investment accounts of 3.3 million, up 7% – Record digital sales increased to 53% of total sales, with financial centers back to operating at high capacity, as of the end of the quarter

From Chief Financial Officer Alastair Borthwick:

From Chief Financial Officer Alastair Borthwick:

“First quarter results were strong despite challenging markets and volatility, which we believe reflect the value of our Responsible Growth strategy. Net interest income increased by $1.4 billion versus the year-ago quarter supported by strong loan and deposit growth. Going forward, and with the forward curve expectation of rising interest rates, we anticipate realizing more of the benefit of our deposit franchise.

"Asset quality continued to remain strong with net charge-offs about half of the year-ago quarter amount. Our balance sheet remained strong with $170 billion of regulatory capital and a CET1 ratio nearly 90 bps above our current minimum requirements. Capital strength allowed us to grow loans, weather the worst bond market in 40 years, support communities, and return more than $4 billion back to shareholders. With very minor direct exposure to Russia-based companies, our teams were able to assist clients and navigate through the complexities of the sanctions.”

Bank of America Financial Highlights

	Three Months Ended		
($ in billions, except per share data)	**3/31/2022**	**12/31/2021**	**3/31/2021**
Total revenue, net of interest expense	**$23.2**	$22.1	$22.8
Provision for credit losses	—	(0.5)	(1.9)
Noninterest expense	**15.3**	14.7	15.5
Pretax income	**7.9**	7.8	9.2
Pretax, pre-provision income[1(D)]	**7.9**	7.3	7.3
Income tax expense	**0.8**	0.8	1.1
Net Income	**7.1**	7.0	8.1
Diluted earnings per share	**$0.80**	$0.82	$0.86

[1] Pretax, pre-provision income represents a non-GAAP financial measure. For more information, see page 18.

Spotlight on Loan Growth - Average Loan Balances ($B), Excluding PPP

	Q1-22[1]	Change vs. Q1-21[1]
Commercial	$539	↑ 16%
Consumer	$435	↑ 4%
Total	**$974**	↑ **10%**

[1] Excludes balances related to PPP (recorded in Commercial) of $3.8 billion and $23.1 billion for Q1-22 and Q1-21. Average loan balances were $543.0 billion and $489.5 billion for Q1-22 and Q1-21.

2

BANK OF AMERICA

Consumer Banking[1,2]

- Net income of $3.0 billion increased 11% from Q1-21 as a result of improved revenue and lower expenses, partially offset by a decrease in provision benefit
  - 13% operating leverage[(A)]
- Revenue of $8.8 billion increased 9%, driven by higher NII
- Provision for credit losses increased $565 million to a benefit of $52 million, driven by a smaller reserve release
- Noninterest expense decreased 4% to $4.9 billion, primarily driven by the absence of a prior-period impairment charge, partially offset by investments in the business and increased client activity

Business Highlights[1,3(B)]

- Record average deposits grew $132 billion, or 14%, to more than $1 trillion
  - 56% of deposits in checking accounts; 92% primary accounts[4]
- Average loans and leases declined $7 billion, or 2%, to $284 billion; average loans and leases, excluding PPP, grew $5 billion, or 2%, to $282 billion[5]
- Consumer investment assets[6] grew $33 billion, or 10%, to $358 billion, driven by client flows from new and existing clients and higher market valuations
  - $20 billion of client flows since Q1-21
  - Record 3.3 million client accounts, up 7%
- Combined credit/debit card spend up $26 billion, or 15%; credit card up 25% and debit card up 9%
- 9.5 million total clients[7] enrolled in Preferred Rewards, up 10%, with 99% annualized retention rate

Digital Usage Continued to Grow[1]

- 71% of overall households[8] actively using digital platforms
- 42.3 million active digital banking users, up 5%, or 2.0 million
- Over 1.7 million digital sales, up 26%
- Over 2.7 billion digital logins
- 16.2 million active Zelle® users, now including small businesses, sent and received 213 million transfers worth $65 billion, up 26% and 31% YoY, respectively
- Clients booked ~813,000 digital appointments

Financial Results

	Three months ended		
($ in millions)	3/31/2022	12/31/2021	3/31/2021
Total revenue[2]	**$8,813**	$8,912	$8,069
Provision for credit losses	**(52)**	32	(617)
Noninterest expense	**4,921**	4,742	5,131
Pretax income	**3,944**	4,138	3,555
Income tax expense	**966**	1,014	871
Net income	**$2,978**	$3,124	$2,684

Business Highlights[3(B)]

	Three months ended		
($ in billions)	3/31/2022	12/31/2021	3/31/2021
Average deposits	**$1,056.1**	$1,026.8	$924.1
Average loans and leases	**284.1**	282.3	290.9
Consumer investment assets (EOP)[6]	**357.6**	368.8	324.5
Active mobile banking users (MM)	**33.6**	33.0	31.5
Number of financial centers	**4,056**	4,173	4,324
Efficiency ratio	**56 %**	53 %	64 %
Return on average allocated capital	**30**	32	28
Total Consumer Credit Card[3]			
Average credit card outstanding balances	**$78.4**	$78.4	$74.2
Total credit/debit spend	**198.5**	211.9	172.5
Risk-adjusted margin	**10.4 %**	10.9 %	9.3 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] The Consumer credit card portfolio includes Consumer Banking and GWIM.
[4] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[5] Average loans and leases were $284B and $291B for Q1-22 and Q1-21. Excluding average PPP loan balances of $2B and $14B, average loan balances were $282B and $277B for the same periods.
[6] Consumer investment assets includes client brokerage assets, deposit sweep balances and AUM in Consumer Banking.
[7] Includes clients in Consumer, Small Business and GWIM. As of February 2022.
[8] Household adoption represents households with consumer bank login activities in a 90-day period, as of February 2022.

Continued Business Leadership

- No. 1 in estimated U.S. Retail Deposits[(a)]
- No. 1 Online Banking and Mobile Banking Functionality[(b)]
- No. 1 in customer satisfaction for U.S. Online[(c)] Banking among National Banks by J.D. Power[(d)]
- No. 1 in customer satisfaction for U.S. Mobile Banking Apps among National Banks by J.D. Power[(d)]
- No. 1 in customer satisfaction for U.S. Retail Banking Advice by J.D. Power[(e)]
- No. 1 in customer satisfaction with Merchant Services by J.D. Power[(f)]
- Best Consumer Digital Bank in the U.S.[(g)]
- Certified by J.D. Power for providing outstanding client satisfaction for financial wellness support[(h)]

See page 11 for Business Leadership sources.

BANK OF AMERICA

Global Wealth and Investment Management[1,2]

- Net income increased $251 million, or 28%, to $1.1 billion
  - 6% operating leverage[(A)]
- Record revenue of $5.5 billion, up 10%, driven by higher asset management fees and the NII benefit from strong deposit and loan growth
- Noninterest expense increased 4% to $4.0 billion, primarily driven by higher revenue-related incentives

Business Highlights[1(B)]

- Total client balances up $234 billion, or 7%, to $3.7 trillion, driven by net client flows and higher market valuations
  - Strong AUM flows of $64 billion since Q1-21
  - Average deposits increased $59 billion, or 18%, to $385 billion
  - Average loans and leases grew $22 billion, or 12%, to $211 billion, driven by securities-based lending, residential mortgage lending, and custom lending

Merrill Wealth Management Highlights[1]

Strong Client Growth and Advisor Engagement

- Client balances of $3.1 trillion, up 7%
- AUM balances of $1.2 trillion, up 8%
- Added ~6,900 net new households in Q1-22, up 9%

Digital Usage Continued to Grow

- Record 81% of Merrill households digitally active across the enterprise
- Continued growth of advisor/client digital communications; 380,000 households exchanged ~1.7 million secure messages
- Record 76% households enrolled in eDelivery; 246,000 forms signed digitally in Q1-22, 51% of eligible transactions
- 74% of eligible checks deposited through automated channels
- Erica interactions up 19%

Bank of America Private Bank Highlights[1]

Strong Client Engagement

- Client balances of $598 billion, up 7%
- AUM balances of $334 billion, up 3%
- Added ~830 net new relationships in Q1-22, up 24%

Digital Usage Continued to Grow

- Record 85% of clients digitally active across the enterprise
- Record 76% of checks deposited through automated channels
- Clients increasingly leveraging the convenience and effectiveness of our digital capabilities:
  - Erica interactions up 24%
  - Zelle® transactions up 41%
  - Digital wallet transactions up 66%

Financial Results

	Three months ended		
($ in millions)	**3/31/2022**	**12/31/2021**	**3/31/2021**
Total revenue[2]	**$5,476**	$5,402	$4,971
Provision for credit losses	**(41)**	(56)	(65)
Noninterest expense	**4,015**	3,834	3,867
Pretax income	**1,502**	1,624	1,169
Income tax expense	**368**	398	286
Net income	**$1,134**	$1,226	$883

Business Highlights[(B)]

	Three months ended		
($ in billions)	**3/31/2022**	**12/31/2021**	**3/31/2021**
Average deposits	**$384.9**	$360.9	$326.4
Average loans and leases	**210.9**	205.2	188.5
Total client balances (EOP)	**3,714.2**	3,840.3	3,480.3
AUM flows	**15.5**	21.6	18.2
Pretax margin	**27 %**	30 %	24 %
Return on average allocated capital	**26**	30	22

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Continued Business Leadership

- No. 1 on Forbes' Top 100 Women Advisors (2022), Top Women Advisors Best-in State (2022), Best-in-State Wealth Advisors (2022) and Top Next Generation Advisors (2021)
- No. 1 on Barron's Top 100 Women Financial Advisors List (2021)
- MMI/Barron's Industry Awards for Digital Innovation – Digital Wealth Overview (2021)
- Celent Model Wealth Manager award for Client Experience (2022)
- No. 1 in personal trust AUM[(i)]
- Best Private Bank for Customer Service (U.S.)[(j)]
- Best Private Bank for Philanthropic Services (Global) and Most Innovative Private Bank (North America)[(k)]
- Best Private Bank in North America[(l)]

See page 11 for Business Leadership sources.

4

BANK OF AMERICA

Global Banking[1,2,3]

- Net income of $1.7 billion decreased 21%, driven by the absence of a reserve release that benefited Q1-21, partially offset by higher revenue and lower noninterest expense
  - 16% operating leverage[(A)]
- Revenue of $5.2 billion rose 12%, reflecting higher leasing-related revenue and higher NII on strong loan and deposit growth, partially offset by lower investment banking fees
- Provision for credit losses of $165 million, primarily reflects a reserve build driven by Russian exposure and loan growth, compared to a reserve release in Q1-21[(C)]
- Noninterest expense decreased $99 million, or 4%, to $2.7 billion, primarily driven by lower incentive compensation due to the absence of Q1-21 award changes

Business Highlights[1,2(B)]

- Average deposits increased $53 billion, or 11%, to $540 billion, reflecting client liquidity and valued relationships
- Average loans and leases increased $29 billion, or 9%, to $359 billion, reflecting increased client demand
- Total investment banking fees (excl. self-led) decreased $789 million to $1.5 billion; record first quarter advisory fees of $473 million, debt underwriting and equity underwriting fees of $831 million and $225 million, respectively

Digital Usage Continued to Grow[1]

- 74% digitally active clients across commercial, corporate, and business banking clients (CashPro & BA360 platforms) (as of February 2022)
- CashPro App Active Users increased 45% and sign-ins increased 51% (rolling 12 months), surpassing 1.7 million sign-ins in the past year
- CashPro App Payment Approvals value was $454 billion, increasing 118% (rolling 12 months)
- Global Payments to Digital Wallets increased 38% (rolling 12 months as of February 2022)

Financial Results

	Three months ended		
($ in millions)	**3/31/2022**	**12/31/2021**	**3/31/2021**
Total revenue[2,3]	**$5,194**	$5,907	$4,633
Provision for credit losses	**165**	(463)	(1,126)
Noninterest expense	**2,683**	2,717	2,782
Pretax income	**2,346**	3,653	2,977
Income tax expense	**622**	986	804
Net income	**$1,724**	$2,667	$2,173

Business Highlights[2(B)]

	Three months ended		
($ in billions)	**3/31/2022**	**12/31/2021**	**3/31/2021**
Average deposits	**$539.9**	$562.4	$487.0
Average loans and leases	**358.8**	338.6	330.1
Total Corp. IB fees (excl. self-led)[2]	**1.5**	2.4	2.2
Global Banking IB fees[2]	**0.9**	1.5	1.2
Business Lending revenue	**2.1**	2.2	1.6
Global Transaction Services revenue[4]	**2.1**	2.1	1.7
Efficiency ratio	**52 %**	46 %	60 %
Return on average allocated capital	**16**	25	21

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Prior periods have been revised to conform to current-period presentation.

Continued Business Leadership

- Outstanding Financial Innovator – 2021 Global[(k)]
- North America's Best Bank for Small to Medium-sized Enterprises[(m)]
- Best Global Bank for Payments & Collections[(n)]
- Model Bank for Corporate Digital Banking – For CashPro App[(o)]
- Best Bank for Cash Management in North America[(n)]
- World's Best Bank for Payments and Treasury and North America's Best Bank for Transaction Services[(m)]
- Best Transaction Bank in North America, Best Supply Chain Finance Bank[(p)]
- 2021 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management[(q)]
- Outstanding Global Leader in Social Bonds, Outstanding Leader in Social Bonds and Sustainable Loans for North America[(k)]
- Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2021)

See page 11 for Business Leadership sources.

5

BANK OF AMERICA

Global Markets[1,2,3,6]

- Net income decreased $459 million to $1.6 billion
  - Excluding net DVA, net income decreased 25% to $1.5 billion[4]
- Revenue of $5.3 billion decreased 15%, driven by lower FICC sales and trading revenues and investment banking fees
  - Excluding net DVA, revenue decreased 16%[4]
- Noninterest expense decreased $310 million, or 9%, to $3.1 billion, primarily driven by the absence of expenses related to a liquidating business activity, which was realigned from Global Markets to All Other in Q4-21, and lower incentive compensation due to the absence of Q1-21 award changes[(I)]
- Average VaR of $79 million[5]

Business Highlights[1,2,6(B)]

- Sales and trading revenue decreased 7% to $4.7 billion
  - FICC revenue declined to $2.7 billion, driven by the absence of gains in commodities from a weather-related event in Q1-21 and a weaker credit trading environment, partially offset by improved performance across macro products
  - Equities revenue increased to $2.0 billion, driven by increased client activity and a strong trading performance in derivatives
- Excluding net DVA, sales and trading revenue decreased 8% to $4.7 billion[(H)]
  - FICC revenue decreased 19% to $2.6 billion
  - Equities revenue increased 9% to $2.0 billion

Additional Highlights

- 690+ research analysts covering 3,400+ companies, 1,175+ corporate bond issuers across 55+ economies and 24 industries

Financial Results

	Three months ended		
($ in millions)	**3/31/2022**	**12/31/2021**	**3/31/2021**
Total revenue[2,3]	**$5,292**	$3,818	$6,198
Net DVA[4]	**69**	2	(2)
Total revenue (excl. net DVA)[2,3,4]	**$5,223**	$3,816	$6,200
Provision for credit losses	**5**	32	(5)
Noninterest expense[(I)]	**3,117**	2,882	3,427
Pretax income	**2,170**	904	2,776
Income tax expense	**575**	235	722
Net income	**$1,595**	$669	$2,054
Net income (excl. net DVA)[4]	**$1,543**	$667	$2,056

Business Highlights[2(B)]

	Three months ended		
($ in billions)	**3/31/2022**	**12/31/2021**	**3/31/2021**
Average total assets	**$858.7**	$817.0	$723.3
Average trading-related assets	**596.2**	564.3	501.8
Average loans and leases	**108.6**	102.6	77.4
Sales and trading revenue[2]	**4.7**	2.9	5.1
Sales and trading revenue (excl. net DVA)[2(H)]	**4.7**	2.9	5.1
Global Markets IB fees[2]	**0.6**	0.8	1.0
Efficiency ratio	**59 %**	75 %	55 %
Return on average allocated capital	**15**	7	22

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote H on page 10 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $79MM, $63MM and $74MM for Q1-22, Q4-21 and Q1-21, respectively.
[6] The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.

Continued Business Leadership

- Global Derivatives House of the Year[(r)]
- Clearing House of the Year[(r)]
- Interest Rate Derivatives House of the Year[(s)]
- Overall Leader for North America in Sustainable Finance[(k)]
- No. 2 Global Research Firm[(t)]
- No. 2 Global Fixed Income Research Team[(t)]
- No. 1 Municipal Bonds Underwriter[(u)]

See page 11 for Business Leadership sources.

6

7 All Other1,2 Financial Results Three months ended ($ in millions) 3/31/2022 12/31/2021 3/31/2021 Total revenue2 $(1,441) $(1,874) $(939) Provision for credit losses (47) (34) (47) Noninterest expense(I) 583 556 308 Pretax loss (1,977) (2,396) (1,200) Income tax expense (benefit) (1,613) (1,723) (1,456) Net income (loss) $(364) $(673) $256 1 Comparisons are to the year-ago quarter unless noted. 2 Revenue, net of interest expense. Note: All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments. • Net loss of $364 million compared to net income of $256 million in Q1-21 – Revenue declined $502 million, reflecting higher partnership losses for Environmental, Social and Governance (ESG) investments (offset in All Other tax expense) – Noninterest expense increased $275 million, driven primarily by the realignment of a liquidating business activity from Global Markets to All Other(I) in Q4-21 • Total corporate effective tax rate (ETR) for the quarter was 10.3%. Excluding ESG tax credits, the ETR would have been approximately 24%

BANK OF AMERICA

Credit Quality[1]

Charge-offs

- Total net charge-offs declined $431 million, or 52%, from Q1-21 and increased $30 million, or 8%, from the prior quarter to $392 million
  - Consumer net charge-offs increased $28 million from Q4-21 to $340 million, driven by credit card
    - Credit card loss rate of 1.53% vs. 1.42% in Q4-21, and 3.47% in Q1-21
  - Commercial net charge-offs remained low at $52 million
- Net charge-off ratio of 0.16%, up 1 basis point from the prior quarter, and remained near historical lows[2]

Provision for credit losses

- Provision for credit losses of $30 million driven primarily by asset quality improvement, offset by a reserve build related to Russian exposure and loan growth; the quarter included a net reserve release of $362 million
  - Consumer net reserve release of $326 million
  - Commercial net reserve release of $36 million
- Commercial reservable criticized utilized exposure decreased $1.7 billion from the prior quarter to $20.7 billion, driven by improvements across a broad range of industries
  - Excluding $0.7 billion of downgrades for Russian exposure, commercial reservable criticized utilized exposure declined $2.4 billion from 4Q-21

Allowance for credit losses

- Allowance for credit losses, including unfunded commitments, decreased 3% from the prior quarter to $13.5 billion
  - Allowance for loan and lease losses decreased $283 million, or 2%, from the prior quarter to $12.1 billion, representing 1.23% of total loans and leases[3]
- Nonperforming loans remained relatively flat at $4.6 billion
  - 56% of Consumer nonperforming loans are contractually current

Highlights

	Three months ended		
($ in millions)	3/31/2022	12/31/2021	3/31/2021
Provision for credit losses	**$30**	($489)	($1,860)
Net charge-offs	**392**	362	823
Net charge-off ratio[2]	**0.16 %**	0.15 %	0.37 %
At period-end			
Nonperforming loans and leases	**$4,625**	$4,567	$5,162
Nonperforming loans and leases ratio	**0.47 %**	0.47 %	0.58 %
Allowance for loan and lease losses	**$12,104**	$12,387	$16,168
Allowance for loan and lease losses ratio[3]	**1.23 %**	1.28 %	1.80 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period.
[3] Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period.

Note: Ratios do not include loans accounted for under the fair value option.

8

BANK OF AMERICA

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)[(B)(F)(G)]

	Three months ended		
	3/31/2022	**12/31/2021**	**3/31/2021**
Ending Balance Sheet			
Total assets	**$3,238.2**	$3,169.5	$2,970.0
Total loans and leases	**993.1**	979.1	903.1
Total loans and leases in business segments (excluding All Other)	**978.1**	963.3	883.2
Total deposits	**2,072.4**	2,064.4	1,884.9
Average Balance Sheet			
Average total assets	**$3,207.7**	$3,164.1	$2,879.2
Average loans and leases	**977.8**	945.1	907.7
Average deposits	**2,045.8**	2,017.2	1,805.7
Funding and Liquidity			
Long-term debt	**$278.7**	$280.1	$251.2
Global Liquidity Sources, average[(F)]	**1,109**	1,158	1,003
Equity			
Common shareholders' equity	**$239.5**	$245.4	$249.7
Common equity ratio	**7.4 %**	7.7 %	8.4 %
Tangible common shareholders' equity[1]	**$169.3**	$175.1	$179.5
Tangible common equity ratio[1]	**5.3 %**	5.7 %	6.2 %
Per Share Data			
Common shares outstanding (in billions)	**8.06**	8.08	8.59
Book value per common share	**$29.70**	$30.37	$29.07
Tangible book value per common share[1]	**20.99**	21.68	20.90
Regulatory Capital[(G)]			
CET1 capital	**$169.9**	$171.8	$177.8
Standardized approach			
Risk-weighted assets	**$1,640**	$1,618	$1,508
CET1 ratio	**10.4 %**	10.6 %	11.8 %
Advanced approaches			
Risk-weighted assets	**$1,416**	$1,399	$1,365
CET1 ratio	**12.0 %**	12.3 %	13.0 %
Supplementary leverage			
Supplementary leverage ratio (SLR)	**5.4 %**	5.5 %	7.0 %

[1] Represents a non-GAAP financial measure. For reconciliation, see page 18.

9

Endnotes

BANK OF AMERICA

A Operating leverage is calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense.

B We present certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and/or segment results. We believe this information is useful because it provides management and investors with information about underlying operational performance and trends. KPIs are presented in Balance Sheet, Liquidity and Capital Highlights and on the Segment pages for each segment.

C Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

D Pretax, pre-provision income (PTPI) is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Management believes that PTPI is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle and provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. For Reconciliations to GAAP financial measures, see page 18.

E We also measure NII on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practice. NII on an FTE basis was $11.7 billion, $11.5 billion and $10.3 billion for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, respectively. The FTE adjustment was $106 million, $105 million and $111 million for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, respectively.

F Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

G Regulatory capital ratios at March 31, 2022 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for all periods presented. Supplementary leverage exposure at March 31, 2021 excludes U.S. Treasury securities and deposits at Federal Reserve Banks.

H The below table includes Global Markets sales and trading revenue, excluding net DVA, which is a non-GAAP financial measure. We believe that the presentation of measures that exclude this item is useful because such measures provide additional information to assess the underlying operational performance and trends of our businesses and to allow better comparison of period-to-period operating performance.

	Three months ended		
(Dollars in millions)	**3/31/2022**	**12/31/2021**	**3/31/2021**
Sales and trading revenue:			
Fixed-income, currencies and commodities	**$ 2,708**	$ 1,573	$ 3,242
Equities	**2,011**	1,363	1,836
Total sales and trading revenue	**$ 4,719**	$ 2,936	$ 5,078
Sales and trading revenue, excluding net debit valuation adjustment:			
Fixed-income, currencies and commodities	**$ 2,648**	$ 1,569	$ 3,251
Equities	**2,002**	1,365	1,829
Total sales and trading revenue, excluding net debit valuation adjustment	**$ 4,650**	$ 2,934	$ 5,080

For the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, net DVA gains (losses) were $69 million, $2 million and $(2) million, FICC net DVA gains (losses) were $60 million, $4 million and $(9) million, and Equities net DVA losses were $9 million, $(2) million and $7 million, respectively.

I Effective October 1, 2021, a business activity previously included in the Global Markets segment is being reported as a liquidating business in All Other, consistent with a realignment in performance reporting to senior management. The activity was not material to Global Markets' results of operations, and historical results for the first quarter of 2021 were not restated.

10

Business Leadership Sources

BANK OF AMERICA

(a) Estimated U.S. retail deposits based on June 30, 2021 FDIC deposit data.

(b) Javelin 2021 Online and Mobile Banking Scorecards.

(c) Tied in the national segment of the J.D. Power 2021 U.S. Online Banking Satisfaction Study.

(d) J.D. Power's 2021 U.S. Banking Mobile App Satisfaction, U.S. Online Banking Satisfaction studies measure overall satisfaction with banking digital channels based on four factors: navigation; speed; visual appeal; and information/content. The studies are based on responses from 9,926 retail bank customers nationwide and were fielded in March-April 2021. For J.D. Power award information, visit jdpower.com/awards.

(e) J.D. Power 2021 U.S. Retail Banking Advice Satisfaction Study.

(f) Bank of America received the highest score in the J.D. Power 2022 Merchant Services Satisfaction Study of customers' satisfaction with credit card/debit payment processors among small business owners/operators. Visit jdpower.com/awards for more details.

(g) Global Finance, August 2021.

(h) J.D. Power 2022 Financial Health Support Certification[SM] is based on exceeding customer experience benchmarks using client surveys and a best practices verification. For more information, visit jdpower.com/awards.

(i) Industry Q4-21 FDIC call reports.

(j) PWM, a Financial Times publication, 2021.

(k) Global Finance, 2021.

(l) The Digital Banker, 2021.

(m) Euromoney, 2021.

(n) Global Finance Treasury & Cash Management Awards, 2022.

(o) Celent, 2022.

(p) Transaction Banking Awards, The Banker, 2021.

(q) Greenwich, 2022.

(r) GlobalCapital, 2021.

(s) Risk.net, 2022.

(t) Institutional Investor, 2021.

(u) Refinitiv, 2022.

11

12 Contact Information and Investor Conference Call Invitation Investor Call Information Note: Chief Executive Officer Brian Moynihan and Chief Financial Officer Alastair Borthwick will discuss first- quarter 2022 financial results in a conference call at 8:30 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at https://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from April 18 through 11:59 p.m. ET on April 28. Investors May Contact: Lee McEntire, Bank of America Phone: 1.980.388.6780 lee.mcentire@bofa.com Jonathan G. Blum, Bank of America (Fixed Income) Phone: 1.212.449.3112 jonathan.blum@bofa.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 67 million consumer and small business clients with approximately 4,100 retail financial centers, approximately 16,000 ATMs, and award-winning digital banking with approximately 42 million active users, including approximately 34 million active mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. Reporters May Contact: Christopher Feeney, Bank of America Phone: 1.980.386.6794 (office) christopher.feeney@bofa.com

13 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2021 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential judgments, orders, settlements, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic; such as the processing of unemployment benefits for California and certain other states; the possibility that the Company's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Company could face increased claims from one or more parties involved in mortgage securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate and inflationary environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on the economic recovery and our business; the Company’s concentration of credit risk; the Company's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the transition and physical impacts of climate change; our ability to achieve environmental, social and governance goals and commitments or the impact of any changes in the Company's sustainability strategy or commitments generally; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on the U.S. and/or global, financial market conditions and our business, results of operations, financial condition and prospects; the impact of natural disasters, extreme weather events, military conflict (including the Russia-Ukraine conflict), terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”) or other affiliates, including, in the United States, BofA Securities, Inc., Merrill Lynch Professional Clearing Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the CFTC and are members of the NFA. Investment products offered by Investment Banking Affiliates:  Are Not FDIC Insured · May Lose Value · Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered, or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com. www.bankofamerica.com

14

Bank of America Corporation and Subsidiaries
Selected Financial Data

(In millions, except per share data)

Summary Income Statement	First Quarter 2022	Fourth Quarter 2021	First Quarter 2021
Net interest income	$ 11,572	$ 11,410	$ 10,197
Noninterest income	11,656	10,650	12,624
Total revenue, net of interest expense	23,228	22,060	22,821
Provision for credit losses	30	(489)	(1,860)
Noninterest expense	15,319	14,731	15,515
Income before income taxes	7,879	7,818	9,166
Income tax expense	812	805	1,116
Net income	$ 7,067	$ 7,013	$ 8,050
Preferred stock dividends	467	240	490
Net income applicable to common shareholders	$ 6,600	$ 6,773	$ 7,560
Average common shares issued and outstanding	8,136.8	8,226.5	8,700.1
Average diluted common shares issued and outstanding	8,202.1	8,304.7	8,755.6
Summary Average Balance Sheet			
Total debt securities	$ 975,656	$ 984,493	$ 788,638
Total loans and leases	977,793	945,062	907,723
Total earning assets	2,779,844	2,747,769	2,481,925
Total assets	3,207,702	3,164,118	2,879,221
Total deposits	2,045,811	2,017,223	1,805,747
Common shareholders' equity	242,865	246,519	249,648
Total shareholders' equity	269,309	270,883	274,047
Performance Ratios			
Return on average assets	0.89 %	0.88 %	1.13 %
Return on average common shareholders' equity	11.02	10.90	12.28
Return on average tangible common shareholders' equity [1]	15.51	15.25	17.08
Per Common Share Information			
Earnings	$ 0.81	$ 0.82	$ 0.87
Diluted earnings	0.80	0.82	0.86
Dividends paid	0.21	0.21	0.18
Book value	29.70	30.37	29.07
Tangible book value [1]	20.99	21.68	20.90

Summary Period-End Balance Sheet	March 31 2022	December 31 2021	March 31 2021
Total debt securities	$ 969,880	$ 982,627	$ 856,912
Total loans and leases	993,145	979,124	903,088
Total earning assets	2,783,186	2,803,620	2,548,811
Total assets	3,238,223	3,169,495	2,969,992
Total deposits	2,072,409	2,064,446	1,884,938
Common shareholders' equity	239,480	245,358	249,681
Total shareholders' equity	266,617	270,066	274,000
Common shares issued and outstanding	8,062.1	8,077.8	8,589.7

Credit Quality	First Quarter 2022	Fourth Quarter 2021	First Quarter 2021
Total net charge-offs	$ 392	$ 362	$ 823
Net charge-offs as a percentage of average loans and leases outstanding [2]	0.16 %	0.15 %	0.37 %
Provision for credit losses	$ 30	$ (489)	$ (1,860)

	March 31 2022	December 31 2021	March 31 2021
Total nonperforming loans, leases and foreclosed properties [3]	$ 4,778	$ 4,697	$ 5,299
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [3]	0.48 %	0.48 %	0.59 %
Allowance for loan and lease losses	$ 12,104	$ 12,387	$ 16,168
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [2]	1.23 %	1.28 %	1.80 %

For footnotes, see page 15.

Current-period information is preliminary and based on company data available at the time of the presentation.

15

Bank of America Corporation and Subsidiaries
Selected Financial Data (continued)

(Dollars in millions)

Capital Management	**March 31 2022**	December 31 2021	March 31 2021
Regulatory capital metrics [4]**:**			
Common equity tier 1 capital	**$ 169,874**	$ 171,759	$ 177,789
Common equity tier 1 capital ratio - Standardized approach	**10.4 %**	10.6 %	11.8 %
Common equity tier 1 capital ratio - Advanced approaches	**12.0**	12.3	13.0
Tier 1 leverage ratio	**6.3**	6.4	7.2
Supplementary leverage ratio	**5.4**	5.5	7.0
Tangible equity ratio [5]	**6.2**	6.4	7.0
Tangible common equity ratio [5]	**5.3**	5.7	6.2

(1) Return on average tangible common shareholders' equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 18.

(2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation.

(3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully insured home loans), and in general, other consumer and commercial loans not secured by real estate, and nonperforming loans held for sale or accounted for under the fair value option.

(4) Regulatory capital ratios at March 31, 2022 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for all periods presented. Supplementary leverage exposure at March 31, 2021 excludes U.S. Treasury securities and deposits at Federal Reserve Banks.

(5) Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 18.

Current-period information is preliminary and based on company data available at the time of the presentation.

16

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	First Quarter 2022				
	Consumer Banking	**GWIM**	**Global Banking**	**Global Markets**	**All Other**
Total revenue, net of interest expense	**$ 8,813**	**$ 5,476**	**$ 5,194**	**$ 5,292**	**$ (1,441)**
Provision for credit losses	**(52)**	**(41)**	**165**	**5**	**(47)**
Noninterest expense	**4,921**	**4,015**	**2,683**	**3,117**	**583**
Net income (losses)	**2,978**	**1,134**	**1,724**	**1,595**	**(364)**
Return on average allocated capital [1]	**30 %**	**26 %**	**16 %**	**15 %**	**n/m**
Balance Sheet					
Average					
Total loans and leases	**$ 284,068**	**$ 210,937**	**$ 358,807**	**$ 108,576**	**$ 15,405**
Total deposits	**1,056,100**	**384,902**	**539,912**	**44,393**	**20,504**
Allocated capital [1]	**40,000**	**17,500**	**44,500**	**42,500**	**n/m**
Quarter end					
Total loans and leases	**$ 286,322**	**$ 214,273**	**$ 367,423**	**$ 110,037**	**$ 15,090**
Total deposits	**1,088,940**	**385,288**	**533,820**	**43,371**	**20,990**

	Fourth Quarter 2021				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 8,912	$ 5,402	$ 5,907	$ 3,818	$ (1,874)
Provision for credit losses	32	(56)	(463)	32	(34)
Noninterest expense	4,742	3,834	2,717	2,882	556
Net income (loss)	3,124	1,226	2,667	669	(673)
Return on average allocated capital [1]	32 %	30 %	25 %	7 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 282,332	$ 205,236	$ 338,627	$ 102,627	$ 16,240
Total deposits	1,026,810	360,912	562,390	43,331	23,780
Allocated capital [1]	38,500	16,500	42,500	38,000	n/m
Quarter end					
Total loans and leases	$ 286,511	$ 208,971	$ 352,933	$ 114,846	$ 15,863
Total deposits	1,054,995	390,143	551,752	46,374	21,182

	First Quarter 2021				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 8,069	$ 4,971	$ 4,633	$ 6,198	$ (939)
Provision for credit losses	(617)	(65)	(1,126)	(5)	(47)
Noninterest expense	5,131	3,867	2,782	3,427	308
Net income	2,684	883	2,173	2,054	256
Return on average allocated capital [1]	28 %	22 %	21 %	22 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 290,891	$ 188,495	$ 330,107	$ 77,415	$ 20,815
Total deposits	924,137	326,370	487,034	53,852	14,354
Allocated capital [1]	38,500	16,500	42,500	38,000	n/m
Quarter end					
Total loans and leases	$ 282,935	$ 190,060	$ 325,996	$ 84,247	$ 19,850
Total deposits	971,709	333,254	506,012	61,450	12,513

[1] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current-period information is preliminary and based on company data available at the time of the presentation.

Current-period information is preliminary and based on company data available at the time of the presentation. 17 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) First Quarter 2022 Fourth Quarter 2021 First Quarter 2021FTE basis data (1) Net interest income $ 11,678 $ 11,515 $ 10,308 Total revenue, net of interest expense 23,334 22,165 22,932 Net interest yield 1.69% 1.67% 1.68 % Efficiency ratio 65.65 66.46 67.65 Other Data March 31 2022 December 31 2021 March 31 2021 Number of financial centers - U.S. 4,056 4,173 4,324 Number of branded ATMs - U.S. 15,959 16,209 16,905 Headcount 208,139 208,248 212,201 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $106 million, $105 million and $111 million for the first quarter of 2022 and the fourth and first quarters of 2021, respectively.

18

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents shareholders' equity or common shareholders' equity reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities ("adjusted" shareholders' equity or common shareholders' equity). Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total tangible assets (total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities). Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total tangible assets. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most closely related financial measures defined by GAAP for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	First Quarter 2022	Fourth Quarter 2021	First Quarter 2021
Reconciliation of income before income taxes to pretax, pre-provision income			
Income before income taxes	**$ 7,879**	$ 7,818	$ 9,166
Provision for credit losses	**30**	(489)	(1,860)
Pretax, pre-provision income	**$ 7,909**	$ 7,329	$ 7,306
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity			
Shareholders' equity	**$ 269,309**	$ 270,883	$ 274,047
Goodwill	**(69,023)**	(69,022)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,146)**	(2,166)	(2,146)
Related deferred tax liabilities	**929**	913	920
Tangible shareholders' equity	**$ 199,069**	$ 200,608	$ 203,870
Preferred stock	**(26,444)**	(24,364)	(24,399)
Tangible common shareholders' equity	**$ 172,625**	$ 176,244	$ 179,471
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity			
Shareholders' equity	**$ 266,617**	$ 270,066	$ 274,000
Goodwill	**(69,023)**	(69,022)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,133)**	(2,153)	(2,134)
Related deferred tax liabilities	**926**	929	915
Tangible shareholders' equity	**$ 196,387**	$ 199,820	$ 203,830
Preferred stock	**(27,137)**	(24,708)	(24,319)
Tangible common shareholders' equity	**$ 169,250**	$ 175,112	$ 179,511
Reconciliation of period-end assets to period-end tangible assets			
Assets	**$ 3,238,223**	$ 3,169,495	$ 2,969,992
Goodwill	**(69,023)**	(69,022)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,133)**	(2,153)	(2,134)
Related deferred tax liabilities	**926**	929	915
Tangible assets	**$ 3,167,993**	$ 3,099,249	$ 2,899,822
Book value per share of common stock			
Common shareholders' equity	**$ 239,480**	$ 245,358	$ 249,681
Ending common shares issued and outstanding	**8,062.1**	8,077.8	8,589.7
Book value per share of common stock	**$ 29.70**	$ 30.37	$ 29.07
Tangible book value per share of common stock			
Tangible common shareholders' equity	**$ 169,250**	$ 175,112	$ 179,511
Ending common shares issued and outstanding	**8,062.1**	8,077.8	8,589.7
Tangible book value per share of common stock	**$ 20.99**	$ 21.68	$ 20.90

Current-period information is preliminary and based on company data available at the time of the presentation.